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                       [Shearman & Sterling letterhead]
                                                              Ex-99.(i)
                                 April 29, 2003



The Guardian Variable Contract Funds, Inc.
7 Hanover Square
New York, New York 10004


Ladies and Gentlemen:

      The Guardian Variable Contract Funds, Inc. (the "Fund"), which presently consists of six portfolios (each, a "Portfolio"), The Guardian Stock Fund, The Guardian VC Asset Allocation Fund, The Guardian VC High Yield Bond Fund, The Guardian VC 500 Index Fund, The Guardian UBS VC Large Cap Value Fund and The Guardian UBS VC Small Cap Value Fund, is authorized to issue and sell one billion (1,000,000,000) shares of common stock, par value $.001 per share (the "Shares"), in the manner and on the terms set forth in its Registration Statement on Form N-1A filed with the Securities and Exchange Commission (File Nos. 2-81149 and 811-3636). The number of shares designated for each Portfolio is as follows:

Portfolio                                                Shares Designated
---------                                                -----------------
The Guardian Stock Fund (Class I)                        300,000,000
The Guardian Stock Fund (Class II)                       100,000,000
The Guardian VC Asset Allocation Fund (Class I)          100,000,000
The Guardian VC High Yield Bond Fund (Class I)           100,000,000
The Guardian VC 500 Index Fund (Class I)                 200,000,000
The Guardian UBS VC Large Cap Value Fund (Class I)       100,000,000
The Guardian UBS VC Small Cap Value Fund (Class I)       100,000,000

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April 29, 2003
Page 2

      We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of its Articles of Incorporation, as amended and restated to date and its By-Laws as amended and restated and, as currently in effect, a certificate of good standing issued by the State Department of Assessments and Taxation of Maryland on April 25, 2003 (the "Certificate"). We have also reviewed the above-mentioned Registration Statement and all amendments filed as of the date of this opinion and the documents filed as exhibits thereto.

      Our opinion in paragraph 1 with regard to the valid existence of the Fund in the State of Maryland, its state of incorporation, is based solely upon the Certificate.

      Based upon the foregoing, it is our opinion that:

      1. The Fund has been duly incorporated and is validly existing under the laws of the State of Maryland.

      2. The Fund is authorized to issue one billion (1,000,000,000) Shares of which the total number of shares designated for each Portfolio is as set forth above. Under Maryland law, (a) the number of Shares may be increased or decreased by action of the Board of Directors, and
            (b) Shares which are issued and subsequently redeemed by the Fund will be, by virtue of such redemption, restored to the status of authorized and unissued shares.

      3. Subject to the continuing effectiveness of the Registration Statement and compliance with applicable state securities laws (as to either of which we express no opinion), and assuming the continued valid existence of the Fund under the laws of the State of Maryland, upon the issuance of the Shares for a consideration not less than the par value thereof as required by the laws of the State of Maryland, and for the net asset value thereof as required by the Investment Company Act of 1940, as amended, and in accordance with the terms of the Registration Statement, such Shares will be legally issued and outstanding and fully paid and non-assessable.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of the Registration Statement and with any state securities commission where such filing is required. We also consent to the reference to our firm as counsel in the prospectus and statement of additional information filed as a part thereof. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.
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April 29, 2003
Page 3

      We are members of the Bar of the State of New York. The opinions expressed herein are based solely on our review of the Maryland General Corporation Law, and where applicable, published cases, rules or regulations relating thereto.

                                                 Very truly yours,

                                                 /s/ Shearman & Sterling

                                                     Shearman & Sterling